EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2021 Third Quarter Results

Summary

  Net income of $19.5 million, or $0.86 diluted earnings per share
  Total loans increased 8.2% annualized, excluding commercial FHA lines and PPP loans
  Non-performing loans declined 11.0% from end of prior quarter
  Net interest margin increased 5 bps from prior quarter to 3.34%
  Efficiency ratio improved to 58.78% from 60.19% in prior quarter
  Book value and tangible book value per share increased 2.3% and 3.4%, respectively

EFFINGHAM, Ill., Oct. 28, 2021 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $19.5 million, or $0.86 diluted earnings per share, for the third quarter of 2021, which included a $3.0 million impairment charge on commercial mortgage servicing rights (“MSRs”). This compares to net income of $20.1 million, or $0.88 diluted earnings per share, for the second quarter of 2021, which included a $6.8 million tax benefit related to the settlement of a prior tax issue, $3.6 million in professional fees related to the settlement, and a $3.7 million charge related to the prepayment of a longer-term FHLB advance. This also compares to net income of $86 thousand, or $0.00 diluted earnings per share, for the third quarter of 2020, which included $13.9 million of charges primarily related to the Company’s branch and facilities optimization plan.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We delivered another strong quarter driven by positive trends across most areas of our operations. The contribution of new additions to our commercial banking team and increasing demand helped drive another quarter of solid loan growth. We are also seeing improved asset quality, net interest margin expansion as a result of the elimination of higher cost funding sources, and growth in wealth management revenue following our acquisition of ATG Trust Company earlier this year. The higher level of revenue we are generating is driving further improvement in operating leverage and an increase in pre-provision, pre-tax income.

“We expect to see a continuation of these positive trends in the fourth quarter. We are benefitting from our efforts to increase our presence in higher growth markets in Northern Illinois and St. Louis, which is resulting in the consistent addition of full banking relationships with new commercial clients. Our loan and deposit pipelines remain healthy, which should lead to continued quality balance sheet growth that we expect to result in a higher level of net interest income, additional operating leverage, and further improvement in our level of profitability,” said Mr. Ludwig.

Adjusted Earnings

Financial results for the second quarter of 2021 were impacted by a $6.8 million tax benefit related to the settlement of a prior tax issue, $3.8 million of integration and acquisition expenses inclusive of the $3.6 million in professional fees related to the settlement, and a $3.7 million charge related to the prepayment of a longer-term FHLB advance. Excluding these amounts and certain other income and expense, adjusted earnings were $19.8 million, or $0.86 diluted earnings per share, for the second quarter of 2021.

Financial results for the third quarter of 2020 were impacted by $13.9 million in charges primarily related to the branch and facilities optimization plan (integration and acquisition expenses), $1.7 million in gains on sales of investment securities, and a $0.2 million loss on residential MSRs held-for-sale. Excluding these amounts and certain other income and expenses, adjusted earnings were $12.0 million, or $0.52 diluted earnings per share, for the third quarter of 2020.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the third quarter of 2021 was 3.34%, compared to 3.29% for the second quarter of 2021. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 7 and 9 basis points to net interest margin in the third and second quarters of 2021, respectively. Excluding the impact of accretion income, net interest margin increased 7 basis points from the second quarter of 2021, due primarily to a reduction in the cost of funds.

Relative to the third quarter of 2020, net interest margin increased from 3.33%. Accretion income on purchased loan portfolios contributed 14 basis points to net interest margin in the third quarter of 2020. Excluding the impact of accretion income, net interest margin increased 8 basis points from the third quarter of 2020, primarily due to a reduction in the cost of funds.

Net Interest Income

Net interest income for the third quarter of 2021 was $51.4 million, an increase of 2.6% from $50.1 million for the second quarter of 2021. Excluding accretion income, net interest income increased $1.6 million from the prior quarter, which was primarily due to a lower cost of funds. Accretion income associated with purchased loan portfolios totaled $1.0 million for the third quarter of 2021, compared with $1.3 million for the second quarter of 2021. PPP loan income totaled $2.4 million, including net loan origination fees of $2.1 million, in the third quarter of 2021, compared to $2.4 million, including net loan origination fees of $1.9 million, in the second quarter of 2021.

Relative to the third quarter of 2020, net interest income increased $1.4 million, or 2.8%. Accretion income for the third quarter of 2020 was $2.1 million. Excluding the impact of accretion income, net interest income increased primarily due to a higher average balance of interest-earning assets and a significant decline in the cost of funds.

Noninterest Income

Noninterest income for the third quarter of 2021 was $15.1 million, a decrease of 13.1% from $17.4 million for the second quarter of 2021. Impairment on commercial MSRs impacted noninterest income by $3.0 million and $1.1 million in the third quarter of 2021 and second quarter of 2021, respectively. Excluding the impairments, noninterest income decreased 2.1% primarily due to gains on the sale of other real estate owned that were recognized in the prior quarter.

Relative to the third quarter of 2020, noninterest income decreased 20.0% from $18.9 million. The decrease was primarily attributable to a larger impairment on commercial MSRs, lower residential mortgage banking revenue, and lower gains on sales of investment securities, partially offset by higher wealth management revenue.

Wealth management revenue for the third quarter of 2021 was $7.2 million, an increase of 9.9% from the second quarter of 2021, primarily due to the full quarter contribution of ATG Trust Company following its acquisition at the beginning of June. Compared to the third quarter of 2020, wealth management revenue increased 29.1%, primarily due to the increase in assets under administration over the past year and the acquisition of ATG Trust Company.

Noninterest Expense

Noninterest expense for the third quarter of 2021 was $41.3 million, compared with $48.9 million in the second quarter of 2021, which included $3.6 million in professional fees related to the settlement of the prior tax issue and $3.7 million in FHLB advance prepayment fees. Excluding the professional fees related to the settlement of the prior tax issue, FHLB advance prepayment fees, integration and acquisition expenses, and losses on residential MSRs held-for-sale, noninterest expense decreased by $0.3 million.

Relative to the third quarter of 2020, noninterest expense decreased 23.4% from $53.9 million, which included $13.9 million in charges primarily related to the branch and facilities optimization plan (integration and acquisition expenses), and a $0.2 million loss on residential MSRs held-for-sale. Excluding the integration and acquisition expenses and losses on residential MSRs held-for-sale, noninterest expense increased $1.2 million, primarily due to higher salaries and employee benefits expense.

Loan Portfolio

Total loans outstanding were $4.92 billion at September 30, 2021, compared with $4.84 billion at June 30, 2021 and $4.94 billion at September 30, 2020. The increase in total loans from June 30, 2021 was primarily attributable to higher balances of commercial, commercial real estate, and consumer loans, partially offset by forgiveness of PPP loans and runoff in the residential real estate portfolio resulting from refinancings.

Equipment finance balances increased $27.5 million from June 30, 2021 to $899.1 million at September 30, 2021, which are booked within the commercial loans and leases portfolio.

Compared to loan balances at September 30, 2020, growth in equipment finance balances, commercial real estate, and consumer loans was offset by declines in residential real estate loans and PPP loans held in the commercial portfolio.

Deposits

Total deposits were $5.60 billion at September 30, 2021, compared with $5.20 billion at June 30, 2021, and $5.03 billion at September 30, 2020. The increase in total deposits from the end of the prior quarter was primarily attributable to an increase in commercial FHA servicing deposits and inflows of other commercial deposits.

Asset Quality

Nonperforming loans totaled $54.6 million, or 1.11% of total loans, at September 30, 2021, compared with $61.4 million, or 1.27% of total loans, at June 30, 2021. The decrease in nonperforming loans was primarily attributable to the disposition of certain loans combined with minimal inflow during the third quarter of 2021. At September 30, 2020, nonperforming loans totaled $67.4 million, or 1.36% of total loans.

Net charge-offs for the third quarter of 2021 were $3.0 million, or 0.25% of average loans on an annualized basis, compared to net charge-offs of $4.0 million, or 0.33% of average loans on an annualized basis, for the second quarter of 2021 and $5.3 million, or 0.44% of average loans on an annualized basis, for the third quarter of 2020.

The Company recorded a negative provision for credit losses of $0.2 million for the third quarter of 2021. No provision for credit losses on loans was recorded due to general improvement in asset quality and economic forecasts, while a negative provision of $0.2 million was recorded for credit losses on available-for-sale securities.

The Company’s allowance for credit losses on loans was 1.13% of total loans and 101.9% of nonperforming loans at September 30, 2021, compared with 1.21% of total loans and 95.6% of nonperforming loans at June 30, 2021. Approximately 96% of the allowance for credit losses on loans at September 30, 2021 was allocated to general reserves.

Capital

At September 30, 2021, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of Sep. 30, 2021	Consolidated Ratios as of Sep. 30, 2021	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.03%	13.10%	10.50%
Tier 1 capital to risk-weighted assets	11.17%	9.73%	8.50%
Tier 1 leverage ratio	9.38%	8.16%	4.00%
Common equity Tier 1 capital	11.17%	8.55%	7.00%
Tangible common equity to tangible assets (1)	NA	6.80%	NA

(1)   A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2)   Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the third quarter of 2021, the Company repurchased 210,177 shares of its common stock at a weighted average price of $24.93 under its stock repurchase program. On September 7, 2021, the Company announced that its Board of Directors approved modifications to the previously announced stock repurchase program, which increased the aggregate repurchase authority to $75 million from $50 million and extended the expiration date of the program to December 31, 2022. As of September 30, 2021, the Company had $24.9 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, October 29, 2021, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 6697900. A recorded replay can be accessed through November 5, 2021, by dialing (855) 859-2056; conference ID: 6697900.

A slide presentation relating to the third quarter 2021 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2021, the Company had total assets of approximately $7.09 billion, and its Wealth Management Group had assets under administration of approximately $4.06 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Earnings Summary
Net interest income	$51,396	$50,110	$51,868	$53,516	$49,980
Provision for credit losses	(184)	(455)	3,565	10,058	11,728
Noninterest income	15,143	17,417	14,816	14,336	18,919
Noninterest expense	41,292	48,941	39,079	47,048	53,901
Income before income taxes	25,431	19,041	24,040	10,746	3,270
Income taxes	5,883	(1,083)	5,502	2,413	3,184
Net income	$19,548	$20,124	$18,538	$8,333	$86

Diluted earnings per common share	$0.86	$0.88	$0.81	$0.36	$-
Weighted average shares outstanding - diluted	22,577,880	22,677,515	22,578,553	22,656,343	22,937,837
Return on average assets	1.15%	1.20%	1.11%	0.49%	0.01%
Return on average shareholders' equity	11.90%	12.59%	12.04%	5.32%	0.05%
Return on average tangible common equity (1)	16.76%	17.85%	17.28%	7.68%	0.08%
Net interest margin	3.34%	3.29%	3.45%	3.47%	3.33%
Efficiency ratio (1)	58.78%	60.19%	56.88%	58.55%	57.74%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$19,616	$19,755	$18,662	$12,471	$12,023
Adjusted diluted earnings per common share	$0.86	$0.86	$0.82	$0.54	$0.52
Adjusted return on average assets	1.15%	1.17%	1.12%	0.73%	0.72%
Adjusted return on average shareholders' equity	11.94%	12.36%	12.12%	7.97%	7.56%
Adjusted return on average tangible common equity	16.82%	17.52%	17.39%	11.50%	11.04%
Adjusted pre-tax, pre-provision earnings	$28,379	$26,967	$29,051	$28,855	$28,751
Adjusted pre-tax, pre-provision return on average assets	1.67%	1.60%	1.75%	1.69%	1.72%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2021	2021	2021	2020	2020
Net interest income:
Interest income	$58,490	$58,397	$60,503	$62,712	$60,314
Interest expense	7,094	8,287	8,635	9,196	10,334
Net interest income	51,396	50,110	51,868	53,516	49,980
Provision for credit losses:
Provision for credit losses on loans	-	-	3,950	10,000	10,970
Provision for credit losses on unfunded commitments	-	(265)	(535)	-	577
Provision for other credit losses	(184)	(190)	150	58	181
Total provision for credit losses	(184)	(455)	3,565	10,058	11,728
Net interest income after provision for credit losses	51,580	50,565	48,303	43,458	38,252
Noninterest income:
Wealth management revenue	7,175	6,529	5,931	5,868	5,559
Commercial FHA revenue	411	342	292	400	926
Residential mortgage banking revenue	1,287	1,562	1,574	2,285	3,049
Service charges on deposit accounts	2,268	1,916	1,826	2,149	2,092
Interchange revenue	3,651	3,797	3,375	3,137	3,283
Gain on sales of investment securities, net	160	377	-	-	1,721
Impairment on commercial mortgage servicing rights	(3,037)	(1,148)	(1,275)	(2,344)	(1,418)
Company-owned life insurance	869	863	860	893	897
Other income	2,359	3,179	2,233	1,948	2,810
Total noninterest income	15,143	17,417	14,816	14,336	18,919
Noninterest expense:
Salaries and employee benefits	22,175	22,071	20,528	22,636	21,118
Occupancy and equipment	3,701	3,796	3,940	3,531	4,866
Data processing	6,495	6,288	5,993	5,987	5,721
Professional	1,738	5,549	2,185	1,912	1,861
Amortization of intangible assets	1,445	1,470	1,515	1,556	1,557
Loss on mortgage servicing rights held for sale	79	143	-	617	188
Impairment related to facilities optimization	-	-	-	(10)	12,651
FHLB advances prepayment fees	-	3,669	8	4,872	-
Other expense	5,659	5,955	4,910	5,947	5,939
Total noninterest expense	41,292	48,941	39,079	47,048	53,901
Income before income taxes	25,431	19,041	24,040	10,746	3,270
Income taxes	5,883	(1,083)	5,502	2,413	3,184
Net income	$19,548	$20,124	$18,538	$8,333	$86

Basic earnings per common share	$0.86	$0.88	$0.81	$0.36	$0.00
Diluted earnings per common share	$0.86	$0.88	$0.81	$0.36	$0.00

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2021	2021	2021	2020	2020
Assets
Cash and cash equivalents	$662,643	$425,100	$631,219	$341,640	$461,196
Investment securities	900,319	756,831	690,390	686,135	618,974
Loans	4,915,554	4,835,866	4,910,806	5,103,331	4,941,466
Allowance for credit losses on loans	(55,675)	(58,664)	(62,687)	(60,443)	(52,771)
Total loans, net	4,859,879	4,777,202	4,848,119	5,042,888	4,888,695
Loans held for sale	26,621	12,187	55,174	138,090	62,500
Premises and equipment, net	71,241	71,803	73,255	74,124	74,967
Other real estate owned	11,931	12,768	20,304	20,247	15,961
Loan servicing rights, at lower of cost or fair value	30,916	34,577	36,876	39,276	42,465
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	26,065	27,900	26,867	28,382	29,938
Cash surrender value of life insurance policies	149,146	148,277	146,864	146,004	145,112
Other assets	193,294	201,461	193,814	189,850	198,333
Total assets	$7,093,959	$6,630,010	$6,884,786	$6,868,540	$6,700,045

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,672,901	$1,366,453	$1,522,433	$1,469,579	$1,355,188
Interest-bearing deposits	3,928,475	3,829,898	3,818,080	3,631,437	3,673,548
Total deposits	5,601,376	5,196,351	5,340,513	5,101,016	5,028,736
Short-term borrowings	66,666	75,985	71,728	68,957	58,625
FHLB advances and other borrowings	440,171	440,171	529,171	779,171	693,640
Subordinated debt	138,998	138,906	169,888	169,795	169,702
Trust preferred debentures	49,235	49,094	48,954	48,814	48,682
Other liabilities	139,669	81,317	89,065	79,396	78,780
Total liabilities	6,436,115	5,981,824	6,249,319	6,247,149	6,078,165
Total shareholders’ equity	657,844	648,186	635,467	621,391	621,880
Total liabilities and shareholders’ equity	$7,093,959	$6,630,010	$6,884,786	$6,868,540	$6,700,045

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2021	2021	2021	2020	2020
Loan Portfolio
Commercial loans and leases	$1,879,765	$1,831,241	$1,977,440	$2,095,639	$1,938,691
Commercial real estate	1,562,013	1,540,489	1,494,031	1,525,973	1,496,758
Construction and land development	200,792	212,508	191,870	172,737	177,894
Residential real estate	344,414	366,612	398,501	442,880	470,829
Consumer	928,570	885,016	848,964	866,102	857,294
Total loans	$4,915,554	$4,835,866	$4,910,806	$5,103,331	$4,941,466

Deposit Portfolio
Noninterest-bearing demand	$1,672,901	$1,366,453	$1,522,433	$1,469,579	$1,355,188
Interest-bearing:
Checking	1,697,326	1,619,436	1,601,449	1,568,888	1,581,216
Money market	852,836	787,688	819,455	785,871	826,454
Savings	665,710	669,277	653,256	597,966	580,748
Time	688,693	721,502	718,788	655,620	661,872
Brokered time	23,910	31,995	25,132	23,092	23,258
Total deposits	$5,601,376	$5,196,351	$5,340,513	$5,101,016	$5,028,736

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
Average Balance Sheets
Cash and cash equivalents	$525,848	$509,886	$350,061	$415,686	$491,728
Investment securities	773,372	734,462	680,202	672,937	628,705
Loans	4,800,063	4,826,234	4,992,802	4,998,912	4,803,940
Loans held for sale	15,204	36,299	65,365	45,196	44,880
Nonmarketable equity securities	43,873	49,388	55,935	51,906	50,765
Total interest-earning assets	6,158,360	6,156,269	6,144,365	6,184,637	6,020,018
Non-earning assets	597,153	589,336	602,017	602,716	625,522
Total assets	$6,755,513	$6,745,605	$6,746,382	$6,787,353	$6,645,540

Interest-bearing deposits	$3,895,970	$3,815,179	$3,757,108	$3,680,645	$3,656,833
Short-term borrowings	68,103	65,727	75,544	62,432	64,010
FHLB advances and other borrowings	440,171	519,490	617,504	682,981	693,721
Subordinated debt	138,954	165,155	169,844	169,751	169,657
Trust preferred debentures	49,167	49,026	48,887	48,751	48,618
Total interest-bearing liabilities	4,592,365	4,614,577	4,668,887	4,644,560	4,632,839
Noninterest-bearing deposits	1,434,193	1,411,428	1,370,604	1,446,359	1,303,963
Other noninterest-bearing liabilities	77,204	78,521	82,230	73,840	75,859
Shareholders' equity	651,751	641,079	624,661	622,594	632,879
Total liabilities and shareholders' equity	$6,755,513	$6,745,605	$6,746,382	$6,787,353	$6,645,540

Yields
Earning Assets
Cash and cash equivalents	0.16%	0.11%	0.11%	0.12%	0.10%
Investment securities	2.34%	2.43%	2.51%	2.65%	2.86%
Loans	4.42%	4.43%	4.50%	4.58%	4.57%
Loans held for sale	2.79%	2.88%	2.74%	3.14%	2.92%
Nonmarketable equity securities	5.05%	4.94%	4.93%	5.22%	5.26%
Total interest-earning assets	3.79%	3.83%	4.02%	4.06%	4.01%

Interest-Bearing Liabilities
Interest-bearing deposits	0.26%	0.31%	0.34%	0.36%	0.46%
Short-term borrowings	0.12%	0.12%	0.13%	0.14%	0.17%
FHLB advances and other borrowings	1.80%	1.91%	1.69%	1.71%	1.85%
Subordinated debt	5.79%	5.61%	5.57%	5.60%	5.58%
Trust preferred debentures	3.92%	4.00%	4.08%	4.03%	4.16%
Total interest-bearing liabilities	0.61%	0.72%	0.75%	0.79%	0.89%

Cost of Deposits	0.19%	0.23%	0.25%	0.26%	0.34%

Net Interest Margin	3.34%	3.29%	3.45%	3.47%	3.33%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Asset Quality
Loans 30-89 days past due	$16,772	$20,224	$24,819	$31,460	$28,188
Nonperforming loans	54,620	61,363	52,826	54,070	67,443
Nonperforming assets	69,261	76,926	75,004	75,432	84,795
Net charge-offs	2,989	4,023	1,706	2,328	5,292
Loans 30-89 days past due to total loans	0.34%	0.42%	0.51%	0.62%	0.57%
Nonperforming loans to total loans	1.11%	1.27%	1.08%	1.06%	1.36%
Nonperforming assets to total assets	0.98%	1.16%	1.09%	1.10%	1.27%
Allowance for credit losses to total loans	1.13%	1.21%	1.28%	1.18%	1.07%
Allowance for credit losses to nonperforming loans	101.93%	95.60%	118.67%	111.79%	78.25%
Net charge-offs to average loans	0.25%	0.33%	0.14%	0.19%	0.44%

Wealth Management
Trust assets under administration	$4,058,168	$4,077,581	$3,560,427	$3,480,759	$3,260,893

Market Data
Book value per share at period end	$29.64	$28.96	$28.43	$27.83	$27.51
Tangible book value per share at period end (1)	$21.17	$20.48	$19.98	$19.31	$19.03
Market price at period end	$24.73	$26.27	$27.74	$17.87	$12.85
Shares outstanding at period end	22,193,141	22,380,492	22,351,740	22,325,471	22,602,844

Capital
Total capital to risk-weighted assets	13.10%	13.11%	13.73%	13.24%	13.34%
Tier 1 capital to risk-weighted assets	9.73%	9.64%	9.62%	9.20%	9.40%
Tier 1 common capital to risk-weighted assets	8.55%	8.44%	8.39%	7.99%	8.18%
Tier 1 leverage ratio	8.16%	8.00%	7.79%	7.50%	7.72%
Tangible common equity to tangible assets (1)	6.80%	7.12%	6.67%	6.46%	6.61%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Income before income taxes - GAAP	$25,431	$19,041	$24,040	$10,746	$3,270
Adjustments to noninterest income:
Gain on sales of investment securities, net	160	377	-	-	1,721
Other income	-	(27)	75	3	(17)
Total adjustments to noninterest income	160	350	75	3	1,704
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	79	143	-	617	188
Impairment related to facilities optimization	-	-	-	(10)	12,651
FHLB advances prepayment fees	-	3,669	8	4,872	-
Integration and acquisition expenses	176	3,771	238	231	1,200
Total adjustments to noninterest expense	255	7,583	246	5,710	14,039
Adjusted earnings pre tax	25,526	26,274	24,211	16,453	15,605
Adjusted earnings tax	5,910	6,519	5,549	3,982	3,582
Adjusted earnings - non-GAAP	$19,616	$19,755	$18,662	$12,471	$12,023
Adjusted diluted earnings per common share	$0.86	$0.86	$0.82	$0.54	$0.52
Adjusted return on average assets	1.15%	1.17%	1.12%	0.73%	0.72%
Adjusted return on average shareholders' equity	11.94%	12.36%	12.12%	7.97%	7.56%
Adjusted return on average tangible common equity	16.82%	17.52%	17.39%	11.50%	11.04%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
Adjusted earnings pre tax - non- GAAP	$25,526	$26,274	$24,211	$16,453	$15,605
Provision for credit losses	(184)	(455)	3,565	10,058	11,728
Impairment on commercial mortgage servicing rights	3,037	1,148	1,275	2,344	1,418
Adjusted pre-tax, pre-provision earnings - non-GAAP	$28,379	$26,967	$29,051	$28,855	$28,751
Adjusted pre-tax, pre-provision return on average assets	1.67%	1.60%	1.75%	1.69%	1.72%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
Noninterest expense - GAAP	$41,292	$48,941	$39,079	$47,048	$53,901
Loss on mortgage servicing rights held for sale	(79)	(143)	-	(617)	(188)
Impairment related to facilities optimization	-	-	-	10	(12,651)
FHLB advances prepayment fees	-	(3,669)	(8)	(4,872)	-
Integration and acquisition expenses	(176)	(3,771)	(238)	(231)	(1,200)
Adjusted noninterest expense	$41,037	$41,358	$38,833	$41,338	$39,862

Net interest income - GAAP	$51,396	$50,110	$51,868	$53,516	$49,980
Effect of tax-exempt income	402	383	386	413	430
Adjusted net interest income	51,798	50,493	52,254	53,929	50,410

Noninterest income - GAAP	15,143	17,417	14,816	14,336	18,919
Impairment on commercial mortgage servicing rights	3,037	1,148	1,275	2,344	1,418
Gain on sales of investment securities, net	(160)	(377)	-	-	(1,721)
Other	-	27	(75)	(3)	17
Adjusted noninterest income	18,020	18,215	16,016	16,677	18,633

Adjusted total revenue	$69,818	$68,709	$68,270	$70,607	$69,043

Efficiency ratio	58.78%	60.19%	56.88%	58.55%	57.74%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$657,844	$648,186	$635,467	$621,391	$621,880
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(26,065)	(27,900)	(26,867)	(28,382)	(29,938)
Tangible common equity	$469,875	$458,382	$446,696	$431,105	$430,038

Total Assets to Tangible Assets:
Total assets—GAAP	$7,093,959	$6,630,010	$6,884,786	$6,868,540	$6,700,045
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(26,065)	(27,900)	(26,867)	(28,382)	(29,938)
Tangible assets	$6,905,990	$6,440,206	$6,696,015	$6,678,254	$6,508,203

Common Shares Outstanding	22,193,141	22,380,492	22,351,740	22,325,471	22,602,844

Tangible Common Equity to Tangible Assets	6.80%	7.12%	6.67%	6.46%	6.61%
Tangible Book Value Per Share	$21.17	$20.48	$19.98	$19.31	$19.03

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
Net income available to common shareholders	$19,548	$20,124	$18,538	$8,333	$86

Average total shareholders' equity—GAAP	$651,751	$641,079	$624,661	$622,594	$632,879
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(168,771)
Other intangible assets, net	(27,132)	(26,931)	(27,578)	(29,123)	(30,690)
Average tangible common equity	$462,715	$452,244	$435,179	$431,567	$433,418
ROATCE	16.76%	17.85%	17.28%	7.68%	0.08%